UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

OLD API WIND-DOWN LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Burrard Street, Suite 1700 Vancouver, BC V6C 2X8	11232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 754-2545

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01 Other Events

As previously disclosed, on August 10, 2018, Old API Wind-down Ltd.’s (the “Company”) subsidiaries incorporated in the United States and Ireland, Aralez Pharmaceuticals US Inc., Aralez Pharmaceuticals Management Inc., POZEN Inc., Aralez Pharmaceuticals R&D Inc., Halton Laboratories LLC, Aralez Pharmaceuticals Holdings Limited and Aralez Pharmaceuticals Trading DAC (collectively, the “U.S. Debtors”), filed voluntary petitions for relief (the “Chapter 11 Proceedings”) under chapter 11 of title 11 of the U.S. Code in the U.S. Bankruptcy Court. The U.S. Debtors’ Chapter 11 Proceedings were administered under the caption “In re: Aralez Pharmaceuticals US Inc., et al.”, Case No. 18-12425.

On May 7, 2019, the Bankruptcy Court entered an order (Docket No. 677) (the “Confirmation Order”) confirming the joint liquidating chapter 11 plan of the U.S. Debtors dated March 27, 2019 (collectively, with all exhibits, supplements and modifications or other amendments thereto, the “Plan”), which is incorporated herein in its entirety by reference.  As of effective date of the Plan, among other things, the Debtors will: (a) pay all allowed administrative expense claims and allowed priority tax claims in full, in cash, (b) distribute a total $3.75 million to holders of allowed priority non-tax claims (whose claims will be paid pro rata in cash from a pool of no more than $500,000) and general unsecured claims (who will receive their pro rata share of $3.25 million plus any unused amount designated for priority non-tax claims), and (c) wind down their estates. Shareholders of API are not shareholders of the U.S. Debtors and are not entitled to any distributions under the plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2019	OLD API WIND-DOWN LTD.

	By:	/s/ Sanjay Subramanian
Sanjay Subramanian
Chief Financial Officer

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